CONTROL AGREEMENT

            CONTROL AGREEMENT (this “Agreement”), dated as of February 25, 2003, among XL RE LTD (together with its permitted successors and assigns, “XLReB”), CITICORP NORTH AMERICA, INC., as agent on behalf of the Secured Parties (as defined below) (in such capacity, together with its successors and assigns, the “Agent”) and MELLON BANK, N.A., as custodian and securities intermediary (in such capacity, together with its successors and assigns, the “Securities Intermediary”).

RECITALS

            WHEREAS, XLReB and the Securities Intermediary are parties to that certain Master Custody Agreement dated as of June 30, 1998 among XLReB and certain other affiliates of XLReB parties thereto (as from time to time amended, the “Custodial Agreement”), pursuant to which XLReB has appointed the Securities Intermediary to act as its custodian for its securities and other assets;

            WHEREAS, pursuant to that certain Revolving Credit and Security Agreement dated as of the date hereof (as from time to time amended, the “Credit Agreement”) among XLReB, the Agent, Corporate Asset Funding Company, Inc. (“CAFCO”), Corporate Receivables Corporation (“CRC”), Charta Corporation (“Charta”), Ciesco, L.P. (“Ciesco”) (CRC, CAFCO, Charta and Ciesco and each of their successors and assigns, the “Lenders”) and Citibank, N.A., the other banks and financial institutions from time to time parties to the Credit Agreement (together with Citibank, N.A., the “Secondary Lenders”), the Lenders and the Secondary Lenders have, subject to the terms and conditions thereof, agreed to make certain advances to XLReB, and XLReB has pledged, assigned, transferred, set over, delivered and granted to the Agent on behalf of itself, the Lenders and the Secondary Lenders a continuing lien upon and security interest in the Assigned Collateral (as defined therein); and

            WHEREAS, the parties are entering into this Agreement to provide Agent with control of each Collateral Account and to perfect Agent’s security interest in the Control Collateral (as defined below) on behalf of itself, each Lender and each Secondary Lender (the Agent, each Lender and each Secondary Lender, collectively, the “Secured Parties”) in respect of the Secured Obligations (as defined in the Credit Agreement);

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            1.   Definitions. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Custodial Agreement.

            Establishment of Collateral Accounts. (a) The Securities Intermediary has established and will maintain each of the segregated accounts specified on Schedule I hereto, as such Schedule may be supplemented and modified in accordance with Section 16 hereto (each a “Collateral Account” and collectively, the “Collateral Accounts”). The Securities Intermediary

            agrees that each Collateral Account constitutes a “securities account” within the meaning of Article 8 of the Uniform Commercial Code in effect in the State of New York (the “UCC”), and all property now or hereafter held, credited or carried by the Securities Intermediary in or to each Collateral Account shall be treated by the Securities Intermediary as “financial assets” within the meaning of UCC Section 8-102(a)(9). Each Collateral Account shall be maintained separately and apart from any other account or sub-account of XLReB. The Securities Intermediary shall not change the name or account number of any Collateral Account without the prior written consent of the Agent. The parties hereto acknowledge that assets issued outside the United States (“Foreign Assets”) and held in any Collateral Account (including those assets held in Euroclear or Clearstream), which are held by the Securities Intermediary, a sub-custodian within the Securities Intermediary’s network of sub-custodians (each a “Sub-Custodian”) or a depository or book-entry system for the central handling of securities and other financial assets in which the Securities Intermediary or the Sub-Custodian are participants (each, a “Securities System”) may not permit XLReB to have a security entitlement under the UCC with respect to such Foreign Assets.

            (b)   All financial assets credited to a Collateral Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to any Collateral Account (i) be registered in the name of XLReB , payable to the order of XLReB or specially endorsed to XLReB except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank, or (ii) constitute a Foreign Asset held in a Securities System.

            (c)   The Securities Intermediary agrees that it shall promptly notify the Agent and XLReB in writing after becoming aware (using reasonable care) that any financial asset which constitutes Control Collateral is registered or endorsed in contravention of Section 2(b); provided, however, that the Securities Intermediary shall have no liability hereunder for the failure to deliver such notice except to the extent such failure results from its gross negligence or willful misconduct.

            2.   Control Collateral; Control.

            (a)   The Securities Intermediary hereby acknowledges the Agent’s on behalf of the Secured Parties security interest in the Collateral Accounts, all cash, securities and other investment property from time to time on deposit in or credited to the Collateral Accounts and all Proceeds (as defined in the UCC) of such assets and property including, without limitation, all interest, dividends, stock dividends, stock splits and other money or property of any kind received, receivable, distributed or distributable in respect of such assets or property (collectively, the “Control Collateral”). The Securities Intermediary’s records shall indicate that each Collateral Account and the cash, securities and other investment property on deposit or credited thereto are pledged for the benefit of the Agent on behalf of the Secured Parties.

            (b)   The Securities Intermediary agrees that it will comply with entitlement orders (as that term is defined in UCC Section 8-102(a)(8)) originated by the Agent and concerning each Collateral Account without the further consent of XLReB or any other person or entity. Except as provided in Section 3(c), below, the Securities Intermediary also will comply with entitlement orders or other instructions concerning the Collateral Accounts or the Control Collateral that are originated by XLReB or its authorized representatives. The Agent hereby covenants and agrees with XLReB that the Agent will not originate entitlement orders to the Securities Intermediary concerning any Collateral Account unless and until there has been an “ Event of Default” under the Credit Agreement. The foregoing covenant is for the benefit of XLReB and shall not constitute a limitation on the obligation of the Securities Intermediary to act upon and comply with any entitlement orders concerning any Collateral Account that are originated by the Agent at any time.

            (c)   The Securities Intermediary agrees that following its receipt of notice from the Agent in substantially the form of Annex A hereto (the “Notice of Exclusive Control”) of the occurrence of an Event of Default, the Securities Intermediary shall not, unless such Notice of Exclusive Control has been revoked in writing by the Agent, (i) permit any sale, disposition, substitution or withdrawal of, or additional encumbrance upon, any Control Collateral or release any Control Collateral for any reason, without the prior written consent of the Agent, or (ii) follow any entitlement order or other instruction of XLReB in respect of the Control Collateral.

            (d)   Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in any Collateral Account or any Control Collateral or cash on deposit therein, the Securities Intermediary hereby agrees that such security interest to the extent that it secures amounts owing to it other than in respect of any Custodian’s Overdraft Advances (as defined below) is subordinate to the security interest of the Agent on behalf of the Secured Parties. The Control Collateral will not be subject to deduction, set-off, recoupment, banker’s lien, or any other right in favor of any person or entity other than the Secured Parties, except (x) in respect of the subordinated security interest of the Securities Intermediary referred to above, with the prior written consent of the Agent, and (y) in respect of the lien securing the Custodian’s Overdraft Advances. As used herein the term “Custodian’s Overdraft Advance” shall mean any advance of cash or securities by the Custodian to or for the benefit of XLReB, including any overdraft fees. In addition, the Securities Intermediary expressly agrees that it shall not utilize any Control Collateral or dispose of any Control Collateral to satisfy any obligation of XLReB or any other person or entity to the Securities Intermediary (as securities intermediary, custodian or otherwise) under this Agreement, any Custodial Agreement or any other agreement or document (i) except as expressly permitted by, and subject to the conditions set forth in, clauses (x) and (y) above, and (ii) without giving XLReB and the Agent at least fourteen (14) days prior written notice thereof.

            (e)   Notice of Exclusive Control. Any Notice of Exclusive Control, delivered by the Agent to the Securities Intermediary shall, solely for purposes of this Agreement, constitute conclusive evidence that an Event of Default shall have occurred and be continuing unless and until the Securities Intermediary receives a notice from the Agent revoking such Notice of Exclusive Control. The Securities Intermediary shall have no duty to investigate or determine whether an Event of Default has occurred and shall comply with a Notice of Exclusive Control even if it believes that no such Event of Default exists. Unless and until the Securities Intermediary shall have received a Notice of Exclusive Control or if any previous Notice of Exclusive Control has been revoked in writing by the Agent, the Securities Intermediary shall hold and administer the Control Collateral as if no Event of Default shall have occurred. The Agent agrees that if it has delivered a Notice of Exclusive Control to the Securities Intermediary and thereafter it has been established by XLReB to the reasonable satisfaction of the Agent that no Event of Default shall be continuing, it shall promptly deliver to the Securities Intermediary a notice revoking such Notice of Exclusive Control; provided, that nothing herein shall be deemed to limit the ability of the Agent to deliver any subsequent Notice of Exclusive Control.

            (f)   The Securities Intermediary shall have no responsibility or liability to Secured Party for following instructions relating to financial assets held in the Collateral Accounts at the direction of XLReB, or XLReBs authorized representatives, or complying with entitlement orders concerning the Collateral Accounts from XLReB, or XLReB’s authorized representatives, that are received by the Securities Intermediary before the Securities Intermediary receives a Notice of Exclusive Control. The Securities Intermediary shall have no responsibility or liability to XLReB for complying with a Notice of Exclusive Control or complying with entitlement orders concerning any Collateral Account originated by the Agent. The Securities Intermediary shall have no responsibility or liability to any Secured Party with respect to the value of any Collateral Account or any asset held therein. This Agreement does not create any obligation or duty of the Securities Intermediary other than those expressly set forth herein.

            3.   Confirmation of Control Collateral. If requested in writing by the Agent, the Securities Intermediary shall deliver to the Agent on the fifth (5th) Business Day of each month (or more frequently as the Agent shall reasonably request), a report in reasonable detail on the Control Collateral held in each Collateral Account, including without limitation, in respect of the Control Collateral maintained in securities accounts with foreign sub-custodians, the identity and the specific Control Collateral maintained by each such foreign sub-custodian. The delivery of any such report to the Agent shall constitute a representation and warranty by the Securities Intermediary to the Agent on behalf of the Secured Parties that the Securities Intermediary has not received any written notification purporting to establish or inform the Securities Intermediary of the existence of any security interest or other lien on or with respect to any of such Control Collateral other than a lien or security interest which has been released by written notice to the Securities Intermediary by the appropriate secured party.

            4.   Standard of Care. The Securities Intermediary shall exercise the same degree of care and diligence in performing all of its obligations hereunder as is required under the Custodial Agreement and to the extent more exacting the degree of skill, care and diligence customarily exercised by comparable institutions that perform similar duties. The Securities Intermediary shall not be responsible for the creation, validity or perfection of any security interest in favor of the Agent on behalf of the Secured Parties, except that the Securities Intermediary shall be liable with respect to any failure of the perfection of such security interest to the extent such failure is the result of the gross negligence or willful misconduct of the Securities Intermediary or a breach of the express obligations of the Securities Intermediary set forth herein.

            5.   Indemnity. In addition to the indemnity under the Custodial Agreement, XLReB agrees to indemnify and hold the Securities Intermediary harmless against any losses, liabilities and damages incurred by the Securities Intermediary as a consequence of any action taken or omitted to be taken by it in the performance of its obligations hereunder, with the exception of any losses, liabilities and damages arising from any breach by the Securities Intermediary of the standard of care set forth in Section 5.

            6.   Representations and Warranties; Covenants.

            (a)   Each of the parties to this Agreement represents and warrants to the other parties to this Agreement as follows:

              (i)   it is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it under this Agreement; and

              (ii)   this Agreement has been duly authorized, executed and delivered by it, and constitutes its valid, legal and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights in general or by general principles of equity whether considered in a proceeding at law or equity.

            (b)   The Securities Intermediary represents, warrants, covenants, agrees and confirms that as of the date hereof, and at all times:

              (i)   It shall be a “securities intermediary” (as defined in UCC Section 8-102(a)(14)) and shall be acting in that capacity with respect to each Collateral Account.

              (ii)   Solely with respect to each Collateral Account, pursuant to Section 8-110(e)(1) of the UCC, the Securities Intermediary’s “jurisdiction” for purposes of Article 8 of the UCC is the State of New York.

              (iii)   The Securities Intermediary shall be a “Securities Intermediary” and a “Participant” within the meaning of the United States Regulations. “United States Regulations” means 31 C.F.R. Part 357; 12 C.F.R. Part 615, Subparts O, R and S; 12 C.F.R. Part 912; 12 C.F.R. Part 1511; 24 C.F.R. Part 81; 31 C.F.R. Part 354; and 18 C.F.R. Part 1314.

              (iv)   There are no other agreements entered into between the Securities Intermediary and XLReB with respect to any Collateral Account except for this Agreement, the Custodial Agreement and the related fee agreement.

              (v)   The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement (other than the Custodial Agreement) with any other person or entity relating to the Collateral Account and/or any Control Collateral under which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person or entity.

              (vi)   The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with XLReB, the Agent or any other person or entity purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in this Agreement.

            (c)   Except for the claims and interest of XLReB and the Secured Parties in the Control Collateral and the Collateral Account and subject to Section 3(d), the Securities Intermediary’s lien, the Securities Intermediary does not know of any claim to, or interest in, any Collateral Account or in any of the Control Collateral. If any person or entity asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Collateral Account or any of the Control Collateral, the Securities Intermediary will promptly notify the Agent and XLReB thereof.

            (d)   The Securities Intermediary agrees that it shall permit the Agent or any Person designated by the Agent to, upon reasonable advance notice and during normal hours, visit and inspect any of its books, records and accounts relating to the Securities Intermediary’s performance under this Agreement and the Custodial Agreement and to discuss the foregoing with the officers, partners, employees and accountants of the Securities Intermediary, all as often as the Agent may reasonably request.

            (e)   Upon the reasonable request of the Agent, the Securities Intermediary will use its commercially reasonable efforts to arrange for the Agent or its designees to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian under the Custodial Agreement insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Securities Intermediary.

            7.   Custodial Agreement. In the event of any conflict between this Agreement (or any portion thereof) and the Custodial Agreement (or any portion thereof) or any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

            8.   Expenses. All reasonable expenses incurred by the Securities Intermediary in connection with this Agreement shall be paid by XLReB.

            9.   Notices; Communications. Unless otherwise provided herein, all notices or other communications called for by this Agreement shall be given by the most expeditious means possible and may be given by telephone. Any notice given other than in writing, telex, facsimile or by other reproduction methods shall be promptly confirmed in writing. Until notice is given to the contrary in accordance with this Section 10, all notices or other communications to the respective parties shall be directed to:

            If to the Securities Intermediary:

Mellon Bank, N.A. One Mellon Center Pittsburgh, PA 15258 Attention: Manager, Insurance Custody Telephone: (412) 234-8547 Telefax: (412) 234-8725

            If to XLReB:

XL Re Ltd XL House One Bermudiana Road Hamilton HM 11, Bermuda Attention: General Counsel, XL Capital Ltd Telephone: 441-292-8515 Telefax: 441-292-5280

            If to the Agent:

Citicorp North America, Inc. U.S. Securitization 450 Mamaroneck Avenue Harrison, New York 10528 Attention: U.S. Securitization Telephone: (914) 899-7122 Facsimile: (914) 899-7890

            With a copy to:

Citicorp North America, Inc. 388 Greenwich Street, 19th Floor New York, New York 10013 Attention: Portfolio Management Unit Telephone No.: (212) 816-0108 Facsimile No.: (212) 816-0245

            10.   Assignment. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, that neither XLReB nor the Securities Intermediary may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

            11.   Counterparts. This Agreement may be executed simultaneously in any number of counterparts each of which when so executed and delivered shall be an original but all of which shall constitute but one and the same document.

            12.   Governing Law. This Agreement and the rights and obligations of the parties with respect to the security interest created in the Collateral Accounts shall be governed by and construed in accordance with the laws of the State of New York, including applicable provisions of the UCC regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof. XLReB and the Securities Intermediary hereby submit to the jurisdiction of any New York State or United States Federal court sitting in New York County over any action or proceeding arising out of or relating to this Agreement, and XLReB hereby agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court.

            13.   Amendment.

            (a)   This Agreement may not be amended, waived, modified or terminated except by an instrument in writing signed by each of the parties hereto.

            (b)   Each of XLReB and the Securities Intermediary agrees that without the prior written consent of the Agent, which shall not be unreasonably withheld, they shall not materially amend, modify, supplement or terminate the Custodial Agreement in respect of XLReB or replace Mellon Bank, N.A. as custodian under the Custodial Agreement.

            14.   No Proceedings. Each of XLReB, the Agent and the Securities Intermediary hereby agrees that it will not in connection with this Agreement institute against CRC, CAFCO, Charta or Ciesco any bankruptcy, insolvency or other similar proceeding until there shall have elapsed at least one year plus one day since the last day on which any promissory note or other debt security of CRC, CAFCO, Charta or Ciesco shall be outstanding.

            15.   Additions and Deletions of Collateral Accounts. XLReB may request that an additional segregated account maintained by the Securities Intermediary (a “Proposed Eligible Account”) under the Custodial Agreement be added as a “Collateral Account” under this Agreement. In addition, so long as no Default or Event of Default is continuing or would result therefrom, XLReB may request that an existing Collateral Account (a “Proposed Deleted Account”) be removed as a “Collateral Account” under this Agreement. On and as of the Schedule I Modification Date (as defined below) in respect of a Proposed Eligible Account or a Proposed Deleted Account: (i) such Proposed Eligible Account shall become a “Collateral Account” for purposes of this Agreement and the Credit Agreement, or such Proposed Deleted Account shall cease to be a “Collateral Account” for purposes of this Agreement, and the Credit Agreement, as the case may be, and (ii) Schedule I shall be deemed to be amended to reflect the addition of such Proposed Eligible Account or the deletion of such Proposed Deleted Account, as the case may be.

            The term “Schedule I Modification Date” shall mean, with respect to the addition of a Proposed Eligible Account or the removal of any Proposed Deleted Account, the date on which all of the following conditions shall have been satisfied:

              (i)   the Agent shall have received a fully executed and appropriately completed Addendum substantially in the form of Annex B hereto (the “Addendum”);

              (ii)   if a Proposed Deleted Account is proposed to be excluded as a “Collateral Account”, the Agent shall have received a pro-forma Investor Report which shall evidence compliance with the Borrowing Base Test after giving effect to the exclusion of all Proposed Deleted Accounts to be deleted on such date; and

              (iii)   if a Proposed Eligible Account is proposed to be added as a Collateral Account, the Agent shall have received (A) from XLReB such opinions and certificates, each dated a date reasonably near the Schedule I Modification Date, as the Agent shall have reasonably requested, all in form, scope and substance substantially identical to the opinions delivered on the Closing Date or otherwise reasonably satisfactory to the Agent, and (B) copies of all filings necessary or appropriate in order to perfect the security interest of the Agent in the Assigned Collateral relating to such Proposed Eligible Account.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as an instrument under seal by its duly authorized officer as of the date written above.

MELLON BANK, N.A.,
as Securities Intermediary

By: /s/ Donna F. Moses
Name: Donna F. Moses
Title: Vice President

XL RE LTD

By: /s/ John W. Hume
Name: John W. Hume
Title: Executive Vice President and
Chief Financial Officer

CITICORP NORTH AMERICA, INC.,
as Agent for the Secured Parties

By: /s/ Marc B. Adelman
Name: Marc B. Adelman
Title: Vice-President

13620.0171 #365594